Exhibit 99.1

Finjan and Avast End Dispute with Amicable Resolution

E. PALO ALTO, CA – March 24, 2017 -- Finjan Holdings, Inc. (NASDAQ:FNJN), a cybersecurity company, today announced that its subsidiary Finjan, Inc. ("Finjan”) and Avast Software s.r.o. have reached an agreement that upon Avast’s satisfaction of certain terms, Finjan will dismiss its breach of contract and patent infringement claims, filed in the U.S. District Court for the Northern District of California (Case No. 3:17-cv-00283-BLF), against Avast and its newly acquired subsidiary, AVG Technologies, with prejudice. The terms of the agreement are confidential.

“Acquisitions are a natural part of any firm’s growth strategy, and there is no question that the pace of these transactions has increased in response to the demand for more robust security solutions for web users, said Julie Mar-Spinola, Finjan Holdings’ CIPO. “Finjan places a high value on such growth, so with Avast’s recent acquisition of AVG, and consistent with Finjan’s Best Licensing Practices and desire to promote innovation in the security space, ending our dispute with Avast /AVG with an amicable resolution is the right outcome.”
Finjan has pending lawsuits or appeals against FireEye, Inc., Sophos, Inc., Symantec Corp., Palo Alto Networks, Blue Coat Systems, Inc., ESET and its affiliates and Cisco Systems, Inc. relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts. All Finjan regulatory filings are available on the Securities and Exchange Commission (SEC) website at www.sec.gov, and can also be found at ir.finjan.com/all-sec-filings.
ABOUT FINJAN
Established 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, visit www.finjan.com.
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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ.

Potential risks and uncertainties include, but are not limited to, Finjan's expectations and beliefs regarding Finjan's licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.
Investor Contact:
Vanessa Winter | Finjan Holdings, Inc.
Valter Pinto | KCSA Strategic Communications
(650) 282-3245
investors@finjan.com